                                       EXHIBIT


                        SUBSIDIARIES OF ABBOTT LABORATORIES

     The following is a list of subsidiaries of the Company. Abbott Laboratories is not a subsidiary of any other corporation.

                                                                    STATE OF
DOMESTIC SUBSIDIARIES                                             INCORPORATION
---------------------                                             -------------
Abbott Chemicals Plant, Inc.                                      Puerto Rico

Abbott Health Products, Inc.                                      Delaware

Abbott Home Infusion Services                                     New York
  of New York, Inc.

Abbott International Ltd.                                         Delaware

Abbott International Ltd. of Puerto Rico                          Puerto Rico

Abbott Laboratories International Co.                             Illinois

Abbott Laboratories Pacific Ltd.                                  Illinois

Abbott Laboratories (Puerto Rico)
  Incorporated                                                    Puerto Rico

Abbott Laboratories Residential
  Development Fund, Inc.                                          Illinois

Abbott Laboratories Services Corp.                                Illinois

Abbott Trading Company, Inc.                                      Virgin Islands

Abbott Universal Ltd.                                             Delaware

CMM Transportation, Inc.                                          Delaware

Corporate Alliance, Inc.                                          Delaware

Fuller Research Corporation                                       Delaware

Laser Surgery Partnership                                         Illinois

MediSense, Inc.                                                   Massachusetts

MediSense Import/Export Inc.                                      Massachusetts

MediSense International, Inc.                                     Delaware

Medlase Holding Corporation                                       Delaware

North Shore Properties, Inc.                                      Delaware

Oximetrix de Puerto Rico, Inc.                                    Delaware

Oximetrix, Inc.                                                   Delaware

Solartek Products, Inc.                                           Delaware

Sorenson Research Co., Inc.                                       Utah

Swan-Myers, Incorporated                                          Indiana

TAP Holdings Inc.                                                 Delaware

TAP Pharmaceuticals Inc.                                          Delaware

Tobal Products Incorporated                                       Illinois

                                                                  COUNTRY
                                                                  IN WHICH
FOREIGN SUBSIDIARIES                                              ORGANIZED
--------------------                                              ---------
Abbott Laboratories Argentina, S.A.                               Argentina

MediSense Australia Pty Ltd.                                      Australia

Abbott Australasia Pty. Limited                                   Australia

Abbott Laboratories Executive Superannuation                      Australia
  Pty. Limited

Abbott Laboratories Superannuation Pty. Limited                   Australia

MediSense Australia Pty. Ltd.                                     Australia

Abbott Gesellschaft m.b.H.                                        Austria

MediSense Austria GmbH                                           Austria

Abbott Hospitals Limited                                         Bahamas

Abbott Laboratories (Bangladesh) Ltd.                            Bangladesh

Abbott, S.A.                                                     Belgium

MediSense Belgium, BVBA                                          Belgium

Abbott Ireland                                                   Bermuda

Abbott Laboratorios do Brasil Ltda.                              Brazil

Abbott Laboratories Limited                                      Canada

MediSense Canada, Inc.                                           Canada

Abbott Laboratories de Chile
  Limitada                                                       Chile

Ningbo Asia-Pacific Biotechnology Ltd.                           China, People's
                                                                 Republic of

Abbott Laboratories de Colombia, S.A.                            Colombia

Abbott Laboratories s.r.o.                                       Czech Republic

Abbott Laboratories A/S                                          Denmark

MediSense Danmark AS                                             Denmark

Abbott Laboratorios del Ecuador, S.A.                            Ecuador

Abbott, S.A. de C.V.                                             El Salvador

Abbott Investments Limited                                       England

Abbott Laboratories Limited                                      England

Abbott Laboratories Trustee
  Company Limited                                                England

MediSense (U.K.) Ltd.                                            England

Abbott Oy                                                        Finland

Abbott France S.A.                                               France

Alcyon Analyzer S. A.                                            France

MediSense France SARL                                            France

Abbott G.m.b.H.                                                  Germany

MediSense (Deutschland) GmbH                                     Germany

Abbott Diagnostics G.m.b.H.                                      Germany

Abbott Laboratories (Hellas) S.A.                                Greece

FAMAR Panos A. Marinopoulos S.A.                                 Greece

FAMAR Anonymous Industrial Co. of                                Greece
 Pharmaceuticals and Cosmetics

Abbott Grenada Limited                                           Grenada

Abbott Laboratorios, S.A.                                        Guatemala

Abbott Laboratories Limited                                      Hong Kong

Abbott Laboratories (Hungary) Ltd.                               Hungary

Abbott Laboratories (India) Limited                              India

Abind Healthcare Private Limited                                 India

P. T. Abbott Indonesia                                           Indonesia

Abbott Laboratories, Ireland,
  Limited                                                        Ireland

Abbott Ireland Ltd.                                              Ireland

Abbott S.p.A.                                                    Italy

Abbott West Indies Limited                                       Jamaica

Consolidated Laboratories Limited                                Jamaica

Abbott Japan K.K.                                                Japan

Dainabot Co., Ltd.                                               Japan

MediSense Japan Ltd.                                             Japan

Abbott Korea Limited                                             Korea

Abbott Middle East S.A.R.L.                                      Lebanon

Abbott Laboratories (Malaysia) Sdn. Bhd.                         Malaysia

Abbott Laboratories de Mexico, S.A. de C.V.                      Mexico

Abbott Laboratories (Mozambique)
  Limitada                                                       Mozambique

Abbott B.V.                                                      The Netherlands

Abbott Finance B.V.                                              The Netherlands

Abbott Holdings B.V.                                             The Netherlands

Abbott Laboratories B.V.                                         The Netherlands

Edisco B.V.                                                      The Netherlands

MediSense Europe B.V.                                            The Netherlands

MediSense Netherlands, B.V.                                      The Netherlands

Abbott Laboratories (N.Z.) Limited                               New Zealand

Abbott Laboratories Nigeria Limited                              Nigeria

Abbott Laboratories (Pakistan) Limited                           Pakistan

Abbott Laboratories, C.A.                                        Panama

Abbott Overseas, S.A.                                            Panama

Abbott Laboratorios S.A.                                         Peru

Abbott Laboratories                                              Philippines

l02 E. de los Santos Realty Co., Inc.                            Philippines

Union-Madison Realty Company, Inc.                               Philippines

Abbott Laboratories Sp. z.o.o.                                   Poland

Abbott Laboratorios, Limitada                                    Portugal

Abbott Laboratories (Singapore)
  Private Limited                                                Singapore

Abbott Laboratories South Africa
  (Pty.) Limited                                                 South Africa

Abbott Laboratories, S.A.                                        Spain

Abbott Cientifica, S.A.                                          Spain

Abbott Scandinavia A.B.                                          Sweden

MediSense Sverige AB                                             Sweden

Abbott A.G.                                                      Switzerland

Abbott Laboratories S.A.                                         Switzerland

Abbott Finance Company S.A.                                      Switzerland

MediSense AG                                                     Switzerland

Abbott Laboratories Taiwan Limited                               Taiwan

Abbott Laboratories Limited                                      Thailand

Abbott Laboratuarlari Ithalat Ihracat
  Ve Tecaret Anonim Sirketi                                      Turkey

Abbott Laboratories Uruguay Limitada                             Uruguay

Abbott Laboratories, C.A.                                        Venezuela

Medicamentos M & R, S.A.                                         Venezuela

Date:  as of January 28, 1998


1998 10K Exhibit